UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 1, 2010

REACHLOCAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

(818) 274-0260

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 31, 2010, ReachLocal, Inc. (the “Company”) and Douglas Emmett 2000, LLC (“Landlord”) entered into a lease amendment (the “Amendment”), effective as of September 1, 2010, amending the previously disclosed office lease (the “Agreement”) between the Landlord and the Company, as tenant, dated August 30, 2006, with respect to the Company’s offices at 21700 Oxnard Street, Suite 1600, Woodland Hills, California 91367.

Under the Amendment, the Company leased an additional approximately 16,610 square feet of space, bringing the total to approximately 38,592 square feet. The Amendment extends the expiration of the term of the Agreement by approximately 8 years. The Amendment provides for rent payments of $88,762 per month initially increasing to $119,288 per month by the final year. The foregoing rents are before approximately $885,000 in rent abatements. In addition, the Amendment provides that the Company will continue to pay its share of the operating expenses and the property taxes. The Amendment also provides the Company with a tenant improvement allowance of approximately $635,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REACHLOCAL, INC.

By:	/S/ ROSS G. LANDSBAUM
Ross G. Landsbaum
Chief Financial Officer

Date: September 8, 2010